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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          WORLD OMNI AUTO LEASING, INC.

                             A DELAWARE CORPORATION


                                    ARTICLE I

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The Annual Meeting of Shareholders of the Corporation shall be held in or out of the State of Delaware during the month of May each year at such date and time as shall be designated for any such meeting by the Board of Directors for the purpose of electing Directors and for the transaction of any proper business. The Board of Directors may designate in the notice of Annual Meeting any place, either in or out of the State of Delaware, as the place of meeting for any Annual Meeting of the Shareholders. If not so designated in the notice of Annual Meeting the meeting shall be held at the Corporation's principal office.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders shall be held if (a) called by the Board of Directors or (b) the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting. The Board of Directors (for special meetings called by the Board of Directors) or an Officer of the Corporation (for special meetings called by the Shareholders) may designate in the notice of special meeting any place, either in or out of the State of Delaware, as the place of meeting for such special meeting of the Shareholders. If not so designated in the notice of special meeting, the meeting shall be held at the Corporation's principal office.




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                  SECTION 3. NOTICE OF MEETING. Notice of each Annual Meeting and special meeting of the Shareholders stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered to each Shareholder of record entitled to vote at such meeting, no fewer than one (1) nor more than sixty (60) days before the date of the meeting, either in person, by telegraph, telephone, teletype, facsimile or other form of electronic communication, or by mail or courier service, by or at the direction of the president, the Secretary, or the other person(s) calling the meeting. If mailed, such notice must be by first class mail, except if mailed thirty (30) days or more before the date of the meeting, in which case it may be done by a class other than first class. Such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the Shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. All other forms of notice shall be effective when received.

                  SECTION 4. NOTICE OF ADJOURNED MEETING. If an Annual Meeting or special meeting of the Shareholders is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a meeting is adjourned to a date more than thirty (30) days after the date fixed for the original meeting, or the Board of Directors fixes a new record date for the adjourned meet- ing, notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date who are entitled to vote at the meeting.

                  SECTION 5. WAIVER OF NOTICE. A Shareholder may waive any notice required by any statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing signed by the Shareholder entitled to such notice, and delivered to the Corporation. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of the Shareholders need be specified in any written waiver of notice.


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Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, unless the Shareholder objects, at the beginning of the meeting, to the transaction of any business. Attendance shall also constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

                  SECTION 6. VOTING ENTITLEMENT OF SHARES. Each outstanding share, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders.

                  Notwithstanding the foregoing, and subject to compliance with applicable law, the shares of the Corporation are not entitled to be voted if they are:

                  (a) owned, directly or indirectly, by a second Corporation, domestic or foreign, and the first Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of the second Corporation; or

                  (b) redeemable shares, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

                  The Corporation may vote any shares held by it in a fiduciary capacity.

                  SECTION 7. PROXIES. A Shareholder, other person entitled to vote on behalf of a Shareholder or attorney-in-fact may vote the Shareholder's share in person or by proxy.

                  A Shareholder may appoint a proxy to vote or otherwise act for such Shareholder by signing an appointment form, either personally or by the Shareholder's attorney-in-fact. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form is a sufficient appointment form. An appointment of


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a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes, and is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form, regardless of the death or incapacity of the Shareholder appointing a proxy (unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the Shareholder's authority under the appointment).

                  An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

                  SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. This quorum requirement can be changed only by an amendment to the Corporation's Certificate of Incorporation. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

                  If a quorum exists, action on a matter other than the election of Directors is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

                  After a quorum has been established at a meeting of the Shareholders, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting before or after such withdrawal, or at any adjournment thereof.

                  If a quorum does not exist, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time.



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                  SECTION 9. RECORD DATE AND SHAREHOLDER LIST. The Board of
Directors of the Corporation shall fix a record date to determine the Shareholders entitled to notice of a meeting of the Shareholders, to vote, or to take any other action. Such record date may not be more than sixty (60) days before the meeting or action requiring a determination of Shareholders and may not be less than one (1) days before the date of such meeting nor be a date preceding the date upon which the resolution fixing the record date is adopted.

                  After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names arranged by voting group of all the Shareholders who are entitled to notice of a meeting of the Shareholders, with the address of, and the number and class and series, if any of shares held by, each such Shareholder.

                  The Shareholder list must be available for inspection by any Shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting, at a place identified in the meeting notice and located in the city where the meeting will be held, or if no such place of inspection is specified, at the place where the meeting is to be held. A Shareholder or her/his agent or attorney is entitled on written demand to inspect the list during regular business hours and at the Shareholder's expense, during the period it is available for inspection, on the conditions that: (a) the Shareholder's demand is made in good faith and for a proper purpose, (b) the Shareholder describes with reasonable particularity the Shareholder's purpose and the records the Shareholder desires to inspect and (c) the records are directly connected with the Shareholder's purpose.

                  The Corporation shall make the Shareholder list available at the meeting, and any Shareholder or her/his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

                  The Shareholder list is prima facie evidence of the identity of Shareholders entitled to examine the Shareholder list or to vote at a meeting of Shareholders.



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                  If the requirements of this section have not been
substantially complied with or if the Corporation refuses to allow a Shareholder or her/his agent or attorney to inspect the Shareholder list before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any Shareholder in person or by proxy who failed to get such access.

                  Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                  SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any Annual Meeting or special meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote. To be effective, the action must be taken by the holders of outstanding stock of each voting group entitled to vote thereon, having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. To be effective, the action must also be evidenced by one or more written consents describing the action taken, dated and signed by approving Shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, the Secretary of the Corporation, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery may be made by hand, by certified or registered mail, return receipt requested, or by telecopy or facsimile transmission with original simultaneously delivered by hand or by first class mail, provided, that delivery to the Corporation's registered office may be made by hand or by certified or registered mail, return receipt requested only.

                  Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its registered office in the State of Delaware or its principal place of business, or received


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by the Secretary of the Corporation or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded.

                  A consent signed under this section has the effect of a meeting vote and may be described as such in any document, and shall be filed with the minutes of proceedings of Shareholders. If the action to which the Shareholders consent is such as would have required the filing of a certificate if such action had been voted on by Shareholders at a meeting thereof, the certificate filed shall state that written consent has been given in accordance with the provisions of this section.

                  Within ten (10) days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing or who are not entitled to vote in the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets, the notice shall contain a clear statement of the right of Shareholders dissenting there from to be paid the fair value of their shares upon compliance with the provisions of the Delaware General Corporation Law regarding the rights of dissenting Shareholders.


                                   ARTICLE II

                                    DIRECTORS

                  SECTION 1. REQUIREMENT FOR AND DUTIES OF BOARD OF DIRECTORS. Except as otherwise provided by the Corporation's Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

                  SECTION 2. QUALIFICATIONS AND NUMBER OF DIRECTORS. Directors must be natural persons who are eighteen (18) years of age or older, but need not be residents of the State of Delaware or Shareholders of the Corporation. From time to time, the number of Directors may be increased or decreased by resolution of the Board of Directors, but the composition of the Board of Directors shall


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at all times conform with the requirements set forth in the Corporation's
Certificate of Incorporation including, but not limited to the requirement that the Board of Directors shall never consist of fewer than three (3) nor more than five (5) Directors. For purposes of these Bylaws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                  SECTION 3. ELECTION AND TERMS OF DIRECTORS. Directors shall be elected by a plurality of the votes cast by the shares entitled to be voted at the first Annual Meeting of Shareholders and at each Annual Meeting thereafter.

                  The terms of the initial Directors of the Corporation expire at the first Annual Meeting of Shareholders. The terms of all other Directors expire at the next Annual Meeting of Shareholders following their election. Despite the expiration of a Director's term, she/he continues to serve until the Director's successor is elected and qualified or until there is a decrease in the number of Directors.

                  SECTION 4. RESIGNATIONS OF DIRECTORS. A Director of the Corporation may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, or the Corporation. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

                  SECTION 5. REMOVAL OF DIRECTORS. Any Director may be removed with or without cause at a meeting of the Shareholders, by the holders of a majority of the shares then entitled to vote at an election of directors, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director.

                  SECTION 6. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may


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be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the Shareholders. The term of a Director elected to fill a vacancy expires at the next meeting of the Shareholders at which Directors are elected.

                  SECTION 7. COMPENSATION OF DIRECTORS. The Board of Directors may pay each Director a stated salary as such or a fixed sum for attendance at meetings of the Board of Directors or any committee thereof, or both, and may reimburse each Director for her/his expenses of attendance at each meeting. The Board of Directors may also pay to each such Director rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors, from time to time. None of these payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a Director who is also an Officer for service as an Officer as well as for service as a Director.

                  SECTION 8. MEETINGS. The Board of Directors may hold regular or special meetings in or out of the State of Delaware. Notice of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other Directors. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) Directors. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone or similar communications equipment is used by means of which all persons participating in the meeting may simultaneously hear each other.

                  SECTION 9. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a Board of Directors' meeting may be taken without a meeting if a consent in writing, setting forth the action so taken (a "Consent"), shall be signed by all of the Directors and filed with the minutes of proceedings of the Board of Directors. A signed Consent has the effect of a meeting vote and may be described as such in any document. Any such action taken


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is effective when the last Director signs the Consent, unless the Consent specifies a different effective date.

                  SECTION 10. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least one (1) day's notice of the date, time, and place of the meeting.
The notice need not describe the purpose of the special meeting. Notice may be communicated in person or by telephone (where oral notice is reasonable under the circumstances), by telecopy, telegraph, teletype or other form of electronic communication, or by mail. Written notice is effective at the earlier of receipt or five (5) days after deposit in the United States mail.

                  SECTION 11. WAIVER OF NOTICE. A Director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when, at the beginning of the meeting or promptly upon arrival at the meeting, the director states any objection to the transaction of business because the meeting is not lawfully called or convened.

                  SECTION 12. QUORUM AND VOTING. A majority of the Directors, which majority must include both Independent Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at the meeting, a majority of the Directors present may adjourn such meeting to another time and place without further notice.

                  The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present and where a vote is taken shall be the act of the Board of Directors. A Director who is present at a meeting of the Board of Directors at which corporate action is taken is presumed to have assented to the action taken unless the Director votes against or abstains from such action or objects at the beginning of the meeting (or


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promptly upon his/her arrival) to holding such meeting or transacting specified business at the meeting.

                  SECTION 13. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which must have two (2) members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by law. Sections of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. Action required or permitted to be taken at a committee meeting may be taken without a meeting if the action is taken by all members of the committee. The action must be evidenced by one (1) or more written consents describing the action taken and signed by each committee member and filed with the minutes of the proceedings of the committee. Committee members shall be deemed present at a committee meeting if a conference telephone or similar communications equipment is used by means of which all persons participating in the meeting may simultaneously hear each other. The Board, by resolution adopted by a majority of the entire Board of Directors, may designate one (1) or more Directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

                  SECTION 14. GENERAL STANDARDS FOR DIRECTORS. A Director shall perform her/his duties as a Director, including her/his duties as a member of a committee: (a) in good faith, (b) in a manner the Director reasonably believes to be in the best interest of the Corporation, and (c) with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing her/his duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

                  (i) One or more Officers or employees of the Corporation who the Director reasonably believes to be reliable and competent in the matters present and who has been selected with reasonable care by or on behalf of the Corporation,


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                  (ii) Legal counsel, public accountants, or other persons as to matters which the Director reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or

                  (iii) A committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

A Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. In performing her/his duties, a Director may consider such factors as the Director deems relevant, including the long-term prospects and interests of the Corporation and its Shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, and customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

                  SECTION 15. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between the Corporation and one (1) or more of its Directors or any other Corporation, firm, association or entity in which one (1) or more of its Directors are directors or officers or have a financial interest, shall be either void or voidable solely because of such relationship or interest or solely because such Director or Directors are present at the meeting of the Board of Directors or committee thereof that authorizes, approves or ratifies such contract or transaction or because her/his/their votes are counted for such purpose if:

                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or


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                  (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the Shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction. A conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a Director who has a relationship or interest in a conflict of interest transaction may not be counted in a vote of Shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on a conflict of interest transaction constitutes a quorum for the purpose of taking action under this section.

                  SECTION 16. LOANS TO OFFICERS, DIRECTORS, AND EMPLOYEES; GUARANTY OF OBLIGATIONS. The Corporation may lend money to, guarantee any obligation of, or otherwise assist any Officer, Director, or employee of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty, or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                  SECTION 17. LIABILITY FOR UNLAWFUL DISTRIBUTIONS. A Director who votes for or assents to a distribution made in violation of the Certificate of Incorporation or an unlawful distribution as defined in this section is personally liable to the Corporation for the amount of the distribution that exceeds what could have been distributed without violating the Certificate of Incorporation or without constituting an unlawful distribution if it is established that she/he did not adhere to the general standards for Directors. An "unlawful distribution" is one that would have the result that (a) the Corporation would not be able to pay its debts as they


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become due in the usual course of business or (b) the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Shareholders whose preferential rights are superior to those receiving the distribution.


                                   ARTICLE III

                                    OFFICERS

                  SECTION 1. OFFICERS. The Officers of the Corporation shall include a president, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors, at its discretion, may also choose a Chairman of the Board of Directors (who must be a Director). Such other officers, assistant officers and agents as may be deemed necessary may be appointed by the Board of Directors. The Board of Directors shall delegate to one of the Officers the responsibility for preparing minutes of the meetings of the Shareholders or Directors and for authenticating records of the Corporation. Any two or more offices may be held by the same person.

                  SECTION 2. APPOINTMENT AND TERM OF OFFICE. The Officers of the Corporation shall be appointed at the Organizational Meeting and at each Annual Meeting of the Shareholders following the appointment of Directors. Each Officer shall hold office until the appointment of Directors at the next Annual Meeting of the Shareholders. Despite the expiration of an Officer's term, such Officer will continue to serve until her/his successor is appointed and qualified, or until her/his earlier resignation or removal.

                  SECTION 3. RESIGNATION AND REMOVAL OF OFFICERS. An Officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the


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Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any Officer at any time with or without cause. The appointment of an Officer does not itself create rights. An Officer's removal does not affect the Officer's contract rights, if any, with the Corporation. An Officer's resignation does not affect the Corporation's contract rights, if any, with the Officer.

                  SECTION 4. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 5. SALARIES. The salaries of the Officers shall be fixed by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that the Officer is also a Director of the Corporation.


                  SECTION 6. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if one has been appointed by the Board of Directors, shall preside, when available, at all meetings of the Shareholders and the Board of Directors. He shall have general executive powers as well as the specific powers conferred by these Bylaws and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                  SECTION 7. PRESIDENT. The President shall be the chief executive officer of the Corporation, and, under the direction of the Board of Directors, shall have general responsibility for the management and direction of the business, properties and affairs of the Corporation. The President shall have general executive powers, including all powers required by law to be exercised by a president of a Corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors.

                  SECTION 8. VICE PRESIDENT. In the absence of the president or in the event of her/his death, inability or refusal to act, the Vice President, if one has been appointed by the Board of Directors (or in the event there is more than one (1) Vice President, the Vice


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Presidents in the order of their appointment), shall perform the duties of the
President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

                  Each Vice President shall have general executive powers as well as the specific powers conferred by these Bylaws. Each Vice President shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, her/him by the Board of Directors or the President.

                  SECTION 9. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the Shareholders in one (1) or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and affix the corporate seal to all documents authorizing the use of the corporate seal, (d) be the registrar of the Corporation and keep a register of the mailing address of each Shareholder, which address shall be furnished to the Secretary by the Shareholders, (e) have charge of the stock transfer books of the Corporation, and (f) in general perform all duties incident to the office of Secretary and such other duties assigned to the Secretary by the President or by the Board of Directors.

                  SECTION 10. TREASURER. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation,
(b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select, and (c) in general perform all of the duties assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of her/his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  SECTION 11. ASSISTANT SECRETARIES AND ASSIS- TANT TREASURERS. If appointed, the Assistant Secretaries and Assistant Treasurers shall perform such duties as


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shall be assigned to them respectively by the President or by the Board of
Directors.


                                   ARTICLE IV

                               SHARE CERTIFICATES

                  SECTION 1. SHARE CERTIFICATES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors in accordance with the Delaware General Corporation Law. The share certificates shall state the name of the Corporation and that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents. The certificates shall be signed (either manually or in facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the corporate seal or a facsimile thereof. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. Consideration in the form of a promise to pay money or to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

                  SECTION 2. TRANSFER OF SHARES. The Corporation or its duly authorized agent shall register a share certificate presented to it for transfer if (a) the certificate is endorsed or the instruction was originated by the appropriate person or persons, (b) reasonable assurance is given that those endorsements or instructions are genuine and effective, (c) the Corporation or its duly authorized agent has no duty as to adverse claims or has discharged the duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful or is to a purchaser for value in good faith and without notice of any adverse claim. Any new certificate shall be issued only upon surrender of the old certificate, which shall be cancelled upon the issuance of the new certificate. The person whose name appears as Shareholder on the books of the


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Corporation shall be deemed by the Corporation to be the owner of the shares for all purposes.

                  SECTION 3. LOST DESTROYED AND STOLEN SHARE CERTIFICATES. If the owner of a share certificate claims the share certificate has been lost, destroyed or wrongfully taken, the Corporation or its duly authorized agent shall issue a new share certificate in the place of the original share certificate if the owner (a) requests the issuance of a new share certificate before the Corporation or its duly authorized agent has notice that the share certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (b) files with the Corporation or its duly authorized agent a sufficient indemnity bond, and (c) satisfies any other reasonable requirements imposed by the Corporation or its duly authorized agent.


                                    ARTICLE V

                               RECORDS AND REPORTS

                  SECTION 1. CORPORATE RECORDS. The Corporation shall keep, at a location within or without the State of Delaware as determined by the Board of Directors in accordance with applicable law, as permanent records, its Certificate of Incorporation or Restated Certificate of Incorporation and all amendments to them currently in effect, its Bylaws or Restated Bylaws and all amendments to them currently in effect, minutes of all meetings of its Shareholders and Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

                  The Corporation shall maintain, at a location within or without the State of Delaware as determined by the Board of Directors in accordance with applicable law, accurate accounting records and a record of its Shareholders in a form that permits preparation of a list of the names and addresses of all Shareholders in alphabetical order by class of shares and showing the number and series of shares held by each. The Corporation shall maintain its records in written form or in another form


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capable of conversion into written form within a reasonable time.

                                   ARTICLE VI

                  SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1 of each calendar year and end on December 31 of the same calendar year.

                  SECTION 2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms, conditions and limitations provided by the Delaware General Corporation Law.

                  SECTION 3. CORPORATE SEAL. The Board of Directors shall obtain a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation, or shall obtain a facsimile of the seal.

                  SECTION 4. EXECUTION OF INSTRUMENTS. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledge, verified, delivered or accepted on behalf of the Corporation by the President, any Vice President, the Secretary or the Treasurer of the Corporation. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other Officers, employees or agents of the Corporation as the Board of Directors may direct.

                  SECTION 5. INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND AGENTS. The Corporation will indemnify Officers, Directors, employees or agents of the Corporation to the maximum extent permitted under Section 145 of the Delaware General Corporation Law.




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                                   ARTICLE VII

                                   BANKRUPTCY

                  Without the affirmative vote or consent of 100% of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors, as required by the Certificate of Incorporation), the Corporation will not (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent,
(b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) consent to or file a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation for a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any corporate action in furtherance of the actions set forth in clauses (a) through
(f) above, provided, however, that no Director may be required by any Shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent.


                                  ARTICLE VIII

                                   AMENDMENTS

                  These Bylaws or any provisions hereof may be amended, altered, or repealed in any particular, and new Bylaws or provisions, not inconsistent with any provision of the Certificate of Incorporation or any provisions by law, may be adopted only pursuant to a unanimous vote of the Board of Directors, and both of the two Independent Directors must specifically approve and authorize such amendment, alteration or repeal.




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